Exhibit 10.7
                              SETTLEMENT AGREEMENT


         THIS AGREEMENT is made effective this 30th day of July, 1996, by and between American Dental Technologies (hereinafter, "ADT"), a Delaware corporation, having offices at 28411 Northwestern Highway, Suite 1100, Southfield, Michigan 48034-5541, and Sunrise Technologies International, Inc. (hereinafter, "SUNRISE"), a Delaware corporation, having offices at 47257 Fremont Boulevard, Fremont, California.

                                   WITNESSETH:


         WHEREAS, ADT and SUNRISE are presently engaged in the following litigation:

                  (a)   Appellate   Action  No.   A072262,   entitled   "Sunrise
Technologies International, Inc., Plaintiff/Cross-Defendant and Respondent v. American Dental Technologies, Inc., f/k/a American Dental Laser, Inc., Defendant/Cross-Claimant and Appellant," now pending in the Court of Appeal of the State of California, First Appellate District, Division Four, as appealed from the lower court Civil Action No. H-172132-2, entitled, "Sunrise Technologies International, Inc. et al. v. American Dental Technologies," which was litigated in the Superior Court for the County of Alameda - Southern Division (collectively hereinafter, "State Court Action"); and

                  (b) Civil Action No. C94-1512 (EFL), entitled "Sunrise Technologies International, Inc. and Danville Manufacturing v. American Dental Technologies, Inc.," now pending in the United States District Court for the Northern District of California, Civil Action No. C94-1513 (EFL), entitled, "Sunrise Technologies International, Inc. and Danville Manufacturing v. American Dental Technologies, Inc.," now pending in the United States District Court for the Northern District of California; and Civil Action No. C95-2048-EFL, entitled "American Dental Technologies, Inc. v. Sunrise Technologies International, Inc. et al." (collectively hereinafter, "Federal Court Actions");

         WHEREAS, a judgment was entered against ADT in the lower court proceedings of the State Court Action in the sum of $940,178.00, plus taxable costs and interest, ADT having posted a cash deposit with the state court pending an appeal in the State Court Action in the sum of $1,410,267.00;

         WHEREAS, ADT and SUNRISE desire to settle and terminate the foregoing litigation and as part of such settlement SUNRISE desires to obtain certain patent licenses from ADT;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, ADT and SUNRISE agree as follows:

                               State Court Action

         1. SUNRISE shall relinquish and forgive the judgment in the State Court Action in its full amount of $940,178.00, plus costs, interest and attorney fees. SUNRISE shall release ADT, its officers, agents, affiliates, and attorneys from any and all claims and counterclaims arising prior to the effective date of this Agreement which were made or which could have been made arising out of the subject matter of the State Court Action, including all such claims for damages, costs, interest and attorney fees. SUNRISE will execute all documents necessary to dismiss the State Court Action with prejudice and to release the full amount of the cash deposit (plus interest) posted on appeal by ADT immediately upon execution of this Agreement, each party to bear its own costs and attorney fees. SUNRISE represents and warrants that it has made no assignment or hypothecation of any judgment or claims, including but not limited to claims for attorney fees, arising out of the State Court Action to any creditor, attorney or other third party and agrees to indemnify and hold ADT harmless from any such third party claim. As used in this Agreement, "affiliates" shall mean any corporation of which fifty percent (51%) or more of the voting stock is owned or controlled by a party to this Agreement.

         2. ADT shall release SUNRISE, its officers, agents, affiliates and attorneys from any and all claims and counterclaims arising prior to the effective date of this Agreement which were made or which could have been made arising out of the subject matter of the State Court Action, including all such claims for damages, costs, interest and attorney fees. ADT will execute all documents necessary to dismiss the State Court Action with prejudice immediately upon execution of this Agreement, each party to bear its own costs and attorney fees. ADT represents and warrants that it has made no assignment or hypothecation of any claims, including but not limited to claims for attorney fees, arising out of the State Court Action to any creditor, attorney or other third party and agrees to indemnify and hold SUNRISE harmless from any such third party claim.

                              Federal Court Actions

         3. ADT shall release SUNRISE, its officers, agents, affiliates and attorneys from any and all claims and counterclaims arising prior to the effective date of this Agreement which were made or which could have been made arising out of the subject matter of the Federal Court Actions, including all such claims for damages, costs, interest and attorney fees. ADT further releases SUNRISE with respect to SUNRISE's past Senior model and current MicroPrep Associate and Director models, as described and identified in the depositions of Mark Fernwood and Joseph Shaffer in the Federal Court Actions, from any and all claims of infringement under patents issuing on any pending or presently contemplated patent applications owned or controlled by ADT which relate to air abrasive equipment or apparatus, other than such patents or applications covering air abrasive dental systems or methods of treatment as otherwise provided herein. ADT will execute all documents necessary to dismiss SUNRISE from the Federal Court Actions with prejudice immediately upon execution of this Agreement, each party to bear its own costs and attorney fees. In no event, however, shall this paragraph 3 be interpreted to constitute a release of any liability or damages, directly or indirectly, arising out of ADT's claims against Danville Manufacturing or a dismissal of any of the claims in the Federal Court Actions against Danville Manufacturing. Notwithstanding, upon execution of this Agreement, ADT will offer to dismiss without prejudice all pending litigation by ADT against Danville Manufacturing in return for a dismissal without prejudice by Danville Manufacturing of all pending litigation by Danville Manufacturing against ADT, each party to bear its own costs and attorneys fees. ADT represents and warrants that it has made no assignment or hypothecation of any claims, including but not limited to claims for attorney fees, arising out of the Federal Court Actions to any creditor,



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attorney or other third party and agrees to indemnify and hold SUNRISE  harmless from any such third party claim.

         4. SUNRISE shall release ADT, its officers, agents, affiliates and attorneys from any and all claims and counterclaims arising prior to the effective date of this Agreement which were made or which could have been made arising out of the subject matter of the Federal Court Actions, including all such claims for declaratory judgment, damages, costs, interest and attorney fees. SUNRISE will execute all documents necessary to dismiss its claims in the Federal Court Actions against ADT with prejudice immediately upon execution of this Agreement, each party to bear its own costs and attorneys fees. SUNRISE represents and warrants that it has made no assignment or hypothecation of any claims, including but not limited to claims for attorney fees, arising out of the State Court Action to any creditor, attorney or third party and agrees to indemnify and hold ADT harmless from any such third party claim.

         5. The dismissals submitted to the Court pursuant to paragraphs 3 and 4 of this Agreement shall include (i) a stipulation by SUNRISE that the patents asserted in Civil Action No. C95-2048 (EFL), to wit, U.S. Patent No. 5,330,354, U.S. Patent No. 5,350,299 and U.S. Patent No. 5,525,058 and the patent asserted in Civil Action No. C94-1513 (ELF), to wit, U.S. Patent No. 5,275,561, are acknowledged by SUNRISE to be valid; (ii) an order commensurate in scope with the stipulation of section (i) of this paragraph 5; (iii) a stipulation by ADT that the patents asserted in Civil Action No. C94-1512 (EFL), to wit, U.S. Patent No. 4,893,440, U.S. Patent No. 4,733,503, U.S. Patent No. 4,708,534 and
U.S. Patent No. 4,635,897, and any non-dental air abrasive patents or patent applications presently owned by ADT are not infringed by SUNRISE's past Senior model and current MicroPrep Associate and Director models as described and identified in the depositions of Mark Fernwood and Joseph Shaffer in the Federal Court Actions; and (iv) an order commensurate in scope with the stipulation of section (iii) of this paragraph 5.

                                 Patent License

         6. ADT hereby grants to SUNRISE a nonexclusive license under U.S. Patent No. 5,275,561, U.S. Patent No. 5,330,354, U.S. Patent No. 5,350,299 and
U.S. Patent No. 5,525,058, and any foreign counterparts, reexaminations, reissues, continuations or continuations-in-part based on the disclosures of the patents of this paragraph 6, for the life of such patents, to make, use, lease and sell SUNRISE's current MicroPrep Associate and Director models as described and identified in the depositions of Mark Fernwood and Joseph Shaffer in the Federal Court Actions, and future models to the extent such future models do not infringe any non-dental patents or patent applications (for example, on helical powder feed mechanisms) of ADT, throughout the world, but excluding those territories (Japan, China, including Hong Kong, Taiwan, North Korea, South Korea, India, Pakistan, Australia, New Zealand, Singapore, Thailand, Malaysia and Indonesia) presently covered by agreements between ADT and Denics Co., Ltd., a/k/a Dental Innovative Corporation, a Japanese corporation. The license granted in this paragraph 6 is non-transferable by assignment, sublicense or other means of transfer except as provided in paragraphs 7 and 8 of this Agreement, provided, further, that the period in which SUNRISE is licensed under this Agreement, SUNRISE shall have the right to have the products of this paragraph 6 manufactured by a third party solely for SUNRISE. The license granted in


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this  paragraph 6 is subject to the  payments  provided  in  paragraph 9 of this
Agreement. ADT represents and warrants that other than the patents licensed in this paragraph 6, ADT does not presently own or hold licensable rights in any other patents or patent applications covering the products of this paragraph 6.

         7. The license granted in paragraph 6 of this Agreement is non-transferable for a period of eighteen (18) months from the effective date of this Agreement and SUNRISE shall make no such transfer or promise to transfer within such eighteen (18) month period, except as provided in paragraph 8 of this Agreement. After the expiration of such eighteen (18) month period, SUNRISE shall have the right to transfer the license of paragraph 6 of this Agreement upon the following terms and conditions: the transferee shall assume all obligations of SUNRISE under this Agreement, including the obligation to make the payments required by paragraph 9 of this Agreement; provided, however, that no such transfer of the license after such eighteen (18) month period has expired, but before the expiration of twenty-four (24) months after the effective date of this Agreement, shall be made conditioned on the subsequent sale or transfer of all of SUNRISE's dental air abrasive products business.

         8. SUNRISE may at any time transfer the license of paragraph 6 of this Agreement if such transfer is made with the transfer of all of SUNRISE's dental air abrasive products business (for the purposes of this Agreement, the phrase "transfer of all of SUNRISE's dental air abrasive products business" shall mean any such transfer by asset sale or exchange or by stock transfer or exchange, and shall further include any merger by or into, or consolidation with, SUNRISE); provided, however, that, if such transfer occurs within two (2) years of the effective date of this Agreement, then SUNRISE shall pay to ADT, in cash, a transfer fee equal to ten percent (10%) of the gross consideration for the transfer of the license and the dental air abrasive products business received by SUNRISE, regardless of the form of the consideration (provided that, in the event of a merger, such gross consideration shall be based on the fair market value of the shares thereupon issued by SUNRISE or thereupon issued to SUNRISE and/or its shareholders) and the transferee or surviving entity shall assume all obligations of SUNRISE under this Agreement, including the obligation to make the payments required by paragraph 9 of this Agreement. In the event such transfer of all of SUNRISE's dental air abrasive products business shall occur more than two (2) years after the effective date of this Agreement, then SUNRISE's only obligation upon transfer shall be to require such transferee or continuing entity to assume all obligations of SUNRISE under this Agreement, including the obligation to make the payments required by paragraph 9 of this Agreement.

                                    Payments

         9. Beginning on January 1, 1997, SUNRISE, or its permitted successor or assignee, shall pay to ADT the sum of seven percent (7%) on the net sales price (defined as gross sales price less freight, duties and taxes) on all air abrasive products manufactured, sold or leased by SUNRISE, or its permitted successor or assignee, which are manufactured (by or on behalf of SUNRISE), sold or leased in a county in which ADT, presently or in the future, owns or controls patents or patent applications on any dental air abrasive products or methods of treatment, until the expiration of all such patents/patent applications. In the event that SUNRISE, or its permitted successor or assignee, manufactures or has manufactured on its behalf, and sells or leases (i.e.,


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manufactures and sells or manufactures and leases), air abrasive products wholly within a country where ADT holds no such patents or patent applications or where all such patents have expired, then no such payments shall be required. The payments required under this paragraph 9 of this Agreement shall accrue when the subject products are delivered, invoiced or paid for, whichever occurs first. All payments shall be made in U.S. dollars. In no event shall a payment by SUNRISE under this paragraph 9 be required for products that are both made and sold prior to January 1, 1997.

         10. SUNRISE, and any permitted successor or assignee, shall (i) make the payments required in paragraph 9 of this Agreement on February 15th, May 15th, June 15th and November 15th for the preceding accounting quarter, with the first payment to be made on May 15, 1997. SUNRISE shall keep accurate books and records reflecting transactions made under this Agreement and shall make reports at the time of such payments fully supporting the calculation of payments made, including the number of units sold or leased and the sales price used to determine payments. ADT shall have the right to inspect such books and records through an independent certified accountant, not to exceed one such audit per year.

                                   Termination

         11. ADT may terminate the license granted by paragraph 6 of this Agreement only in the event of a material breach of this Agreement by SUNRISE, and then only if, upon receiving notice of such breach SUNRISE fails to cure such breach within thirty (30) days of such notice; such right of termination shall not be in lieu of other remedies such as specific performance.

                                 Patent Marking

         12. SUNRISE shall apply statutory notice to its MicroPrep air abrasive units sold in the United States substantially as follows: "This unit and its use is protected by one or more of the following U.S. Patents: 5,275,561, 5,330,354, 5,350,299 and 5,525,058."

                                     Notice

         13. All notices required to be given under this Agreement shall be given in writing and shall be sent by regular mail, postage prepaid, certified mail or by recognized overnight express mail service to the parties at the addresses below.
                          If to ADT, to:
                          Anthony D. Fiorillo
                          President and Chief Executive Officer
                          American Dental Technologies, Inc.
                          28411 Northwestern Highway, Suite 1100
                          Southfield, Michigan 48034-5541
                          Tel.: (810) 353-5300
                          Fax: (810) 353-0663


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                          With a copy to:
                          Dykema Gossett PLLC
                          1577 North Woodward Avenue, Suite 300
                          Bloomfield Hills, Michigan 48304
                          Attention: Robert L. Kelly, Esq.
                          Tel.: (810) 540-0849
                          Fax: (810) 540-0763

                          If to SUNRISE, to:
                          David W. Light
                          President and Chief Executive Officer
                          Sunrise Technologies International
                          47257 Fremont Boulevard
                          Fremont, California
                          Tel.:
                          Fax:

                          With a copy to:
                          Daniel Johnson, Esq.
                          Cooley Godward Castro Huddleson & Tatum
                          Five Palo Alto Square, 4th Floor
                          Palo Alto, California 94306
                          Tel.: (415) 843-5000
                          Fax: (415) 857-0663

         14. A notice sent pursuant to paragraph 13 of this Agreement shall be deemed given on the date it is mailed, unless the intended recipient can establish that such notice was not timely received.

                                  Jurisdiction

         15. The Court in the Federal Court Actions shall retain jurisdiction of the parties and this Agreement for purposes of resolving any dispute which may arise hereunder.

                                  Governing Law

         16. This Agreement is made in the County of Oakland, State of Michigan, and shall be governed by the laws of the State of Michigan without regard to its conflict of laws principles.

                                   Warranties

         17. Both parties represent that their undersigned representatives have the full power and authority to enter into this Agreement. ADT represents and warrants that it has the right and power to grant the license of paragraph 6 of this Agreement, but makes no other warranties whatsoever regarding the patents so licensed.


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                             Relationship of Parties

         18. This Agreement is not intended by the parties to, and shall not, constitute or create a joint venture, partnership or other business organization and neither party shall be nor shall act as an agent of the other party. Neither party shall use the other party's name in any marketing efforts.

                                  Severabilitv

         19. The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement.

                               Complete Agreement

         20. This  Agreement  constitutes  the entire  agreement  of the parties regarding this subject matter and supercedes any and all prior or contemporaneous oral or written agreements, understandings, negotiations or discussions among the parties regarding this subject matter. Any amendments or other modifications to this Agreement must be made in writing and must be duly executed by an authorized representative or agent of each party.

                                  Counterparts

         21. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

                        Permitted Successors and Assigns

         22. This Agreement, and all provisions herein, shall bind the parties and their permitted successors and permitted assigns.

         The parties have executed this Agreement as effective the date first written above by their duly authorized agents.

AMERICAN DENTAL                              SUNRISE TECHNOLOGIES
TECHNOLOGIES, INC.                           INTERNATIONAL, INC.


------------------------------------     ---------------------------------------
   By:  Anthony D. Fiorillo                By:  David W. Light
   President and Chief Executive           President and Chief Executive
   Officer                                 Officer

   Date:  __________________________       Date:________________________________